Exhibit 99.1

For Immediate Release

Union Street Acquisition Corp. Announces Audited 2007 Results of RAZOR Business

Strategy Consultants, LLC and Archway Marketing Services, Inc.

•	Combined Revenues Increase 17.8% to $106.9 million

•	Combined Pro Forma Adjusted EBITDA Grows 92.3% to $15.1 million

•	Combined Pro Forma Cash Earnings Increases 97.5% to $9.3 million

•	2008 Outlook Anticipates Continuing Double Digit Growth

Alexandria, VA, April 14, 2008 – Union Street Acquisition Corp. (AMEX: USQ, USQ.U, USQ.WT) (“Union Street”) announced results for the year ended December 31, 2007 for RAZOR Business Strategy Consultants, LLC (“RAZOR”), and Archway Marketing Services, Inc. (“Archway”) based on information provided to Union Street from RAZOR and Archway. On February 27, 2008, Union Street announced that it had entered into definitive agreements to acquire privately held RAZOR, a rapidly growing direct and interactive marketing agency, and Archway, a leading provider of marketing operations management services.

Combined 2007 Financial Results

Combined revenues of RAZOR and Archway grew 17.8% from $90.8 million in 2006 to $106.9 million in 2007. Pro Forma Adjusted EBITDA increased from $7.9 million in 2006 to $15.1 million in 2007, or 92.3%. Including pro forma estimated income tax of 39%, reduced by a recurring annual tax benefit of $2.3 million, and other adjustments, Pro Forma Cash Earnings increased 97.5% from $4.7 million in 2006 to $9.3 million in 2007. Aggregate capital expenditures in 2006 and 2007 were $1.7 million and $2.6 million, respectively, representing 1.8% and 2.4% of revenues.

2007 Financial Results for RAZOR Business Strategy Consultants, LLC

RAZOR’s revenue grew from $12.1 million in 2006 to $16.7 million in 2007, or 37.2%. Pro Forma Adjusted EBITDA increased 84.2% from $2.4 million in 2006 to $4.4 million in 2007. Including a $0.7 million recurring annual cash tax benefit in each year, RAZOR’s Pro Forma Cash Earnings increased 61.6% from $1.9 million in 2006 to $3.1 million in 2007.

Significant accomplishments of RAZOR during 2007 included:

•	Increased scope of services provided to Domino’s, Rent-A-Center and Dunkin’ Brands, increasing revenue at these clients by more than 35%;

•	Established new relationships with Wendy’s and Wireless Toyz; and

•	Recognized in Ad Age as Top 40 Marketing Services Agency in 2007.

2007 Financial Results for Archway Marketing Services, Inc.

Archway’s revenue grew from $78.7 million in 2006 to $90.3 million in 2007, or 14.8%. Pro Forma Adjusted EBITDA increased 95.8% from $5.5 million in 2006 to $10.7 million in 2007. Including a $1.5 million recurring annual cash tax benefit in each year, Archway’s Pro Forma Cash Earnings increased 121.7% from $2.8 million in 2006 to $6.3 million in 2007.

Archway achieved a number of milestones in 2007, including:

•	Expanded strategic relationships with Lowes, inComm, Nestle and Mars;

•	Established new relationships with Genzyme, Newell Rubbermaid, Abbott Nutritional, NetSpend and a leading mutual fund manager; and

•	Became the only marketing operations management organization certified to serve each of Visa, American Express, Discover Card and MasterCard in the rapidly growing prepaid card industry.

2008 Outlook

Union Street expects 2008 pro forma results for the combined companies to reflect:

•	Revenues to be in the range of $116.5 to $122.8 million, representing an increase of 8.9% to 14.8% from 2007;

•

Pro Forma Adjusted EBITDA to be in the range of $17.8 to $18.8 million, including approximately $750,000 of estimated incremental public company expenses, representing an increase of 17.3% to 23.9% from 2007; and

•	Pro Forma Cash Earnings to be in the range of $10.7 to $11.3 million, representing an increase of 14.7% to 21.2% from 2007.

The 2008 revenue, Pro Forma Adjusted EBITDA and Pro Forma Cash Earnings guidance excludes any benefits associated with cross-selling or elimination of redundant costs and does not include any potential acquisitions. Capital expenditures are expected to be approximately $3.6 million in 2008.

Pro Forma Cash Earnings

For purposes of determining Pro Forma Cash Earnings, estimated pro forma income tax expense of 39% has been reduced by the annual tax savings that will be realized as a result of being allowed to claim tax amortization expense for the majority of the acquisition prices of RAZOR and Archway. Union Street estimates that $87.2 million of the aggregate acquisition prices of RAZOR and Archway will be amortizable over a fifteen-year period for state and federal income tax purposes. Based upon Union Street’s estimated effective income tax rate of 39%, this amortization will reduce Union Street’s annual tax liability by approximately $2.3 million per year for fifteen years.

The purchase price allocation for the proposed transactions has not yet been performed. The final determination of the purchase price allocation will be based on the fair values of assets acquired and liabilities assumed. The purchase price allocation will remain preliminary until we complete a third-party valuation and determine these fair values, as well as determine actual transaction costs, and finalize working capital adjustments. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the preliminary amounts.

About Union Street Acquisition Corp.

Union Street Acquisition Corp. (www.unionstreetcorp.com) is a blank check company organized to acquire one or more operating businesses in the business services industry, specifically in the marketing services, business information services, human capital management, facilities and logistics services, and professional services sectors. The company completed its initial public offering of 12.5 million units on February 9, 2007, generating gross proceeds of approximately $100 million. Each unit was comprised of one share of USQ common stock and one warrant exercisable at $6.00 per share. As of December 31, 2007, Union Street held approximately $100.2 million in a trust account maintained by an independent trustee, which will be released to Union Street upon the consummation of the business combination. On February 27, 2008, Union Street announced that had entered into definitive agreements to acquire privately held RAZOR and Archway, more information is contained in the Form 8-K filed with the SEC on February 27, 2008.

About Razor Business Strategy Consultants LLC

Headquartered in Dallas, TX, RAZOR (www.razordriven.com) is a rapidly growing direct and interactive retail marketing agency that uncovers smarter ways for clients to build their businesses. Founded in 2003, RAZOR has approximately 165 employees and serves leading national marketers that include Domino’s Pizza, Rent-A-Center, GameStop, Baskin-Robbins, Wendy’s, Wireless Toyz and Habitat for Humanity. RAZOR is focused on heavy data analytics and program design services, including customer and transaction analytics, media mix modeling, segmentation, and ROI analysis, and transaction-level communications, such as database marketing/CRM, direct mail, promotion, web development and digital communications.

About Archway Marketing Services, Inc.

Based in Minneapolis, MN, Archway Marketing Services Inc. (www.archway.com), a subsidiary of AHL Services, is a leading provider of Marketing Operations Management solutions. Founded in 1953, Archway has grown to approximately 620 employees across eight North American facilities and six on-site locations. The company is primarily focused on the operational components of outsourced marketing services, including program budgeting, logistics management, vendor management, sales portals, inventory management, fulfillment and distribution, customer care and analytics. The company offers a comprehensive suite of marketing solutions to meet the needs of clients across a broad range of industries, including food & beverage, retail, automotive, life sciences, financial services, consumer products, and technology. Over the past 50 years, the company has built a strong portfolio of clients and serves leading national marketers that include Target, General Motors, General Mills, JP Morgan Chase and Microsoft.

Company Contact:

A. Clayton Perfall

Chief Executive Officer

Union Street Acquisition Corp.

703.682.0731

Investor Relations Contact:

Devlin Lander

Integrated Corporate Relations

415.292.6855

Use of Non-GAAP Financial Information

This press release includes disclosure of Pro Forma Adjusted EBITDA and Pro Forma Cash Earnings, which may be deemed to be non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. Union Street believes that Pro Forma Adjusted EBITDA, or earnings before interest, taxes, depreciation and amortization, is an appropriate measure of evaluating operating performance and liquidity, because it indicates more clearly the ability of RAZOR and Archway’s assets to generate cash sufficient to pay interest on its indebtedness, meet capital expenditure and working capital requirements and otherwise meet its obligations as they become due. Union Street believes that Pro Forma Cash Earnings is an appropriate measure of evaluating the overall results of operations of RAZOR and Archway because it most closely reflects the earnings available to shareholders. We have included a reconciliation of Pro Forma Adjusted EBITDA and Pro Forma Cash Earnings to net income in the accompanying tables.

Forward-Looking Statements

This press release, and other statements that Union Street may make, including statements about the benefits of the transactions with Archway and RAZOR, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to Union Street’s, Archway’s and RAZOR’s future financial or business performance, strategies and expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” and similar expressions.

Union Street cautions that forward-looking statements, including the information under the caption “2008 Outlook”, are based largely on expectations and projections about future events and future trends, and are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Union Street assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Union Street’s filings with the Securities and Exchange Commission (SEC) and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: general economic and business conditions in the U.S. and abroad, changing interpretations of generally accepted accounting principles, changes in market acceptance of the company’s products, inquiries and investigations and related litigation, fluctuations in customer demand, management of rapid growth, intensity of competition as well as other relevant risks detailed in Union Street’s filings with the SEC, including its report on Form 10-K for the period ended December 31, 2007. The information set forth herein should be read in light of such risks. Neither Union Street nor Archway or RAZOR assumes any obligation to update the information contained in this press release.

Union Street’s prospectus and subsequent filings with the SEC, accessible on the SEC’s website at http://www.sec.gov, discuss these factors in more detail and identify additional factors that can affect forward-looking statements.

Additional Information

Union Street intends to file with the SEC a proxy statement on Schedule 14A in connection with the proposed transaction. STOCKHOLDERS OF UNION STREET AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, UNION STREET’S DEFINITIVE PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING BECAUSE SUCH PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION.

The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the proposed transaction. Stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, once available, at the SEC’s website http://www.sec.gov or by directing a request to Union Street Acquisition Corp. 102 South Union Street, Alexandria, VA 22314. As a result of the review by the SEC of the proxy statement, Union Street may be required to make changes to its description of the acquired business or other financial or statistical information contained in the proxy statement.

Such persons can also read Union Street’s final prospectus, dated February 5, 2007, for a description of the security holdings of the Union Street officers and directors and of Banc of America Securities LLC and Morgan Joseph, the underwriters of Union Street’s initial public offering consummated on February 9, 2007, and their respective interests in the successful consummation of this business combination.

Union Street and its officers and directors may be deemed to have participated in the solicitation of proxies from Union Street’s stockholders in favor of the approval of the acquisitions. Information concerning Union Street’s directors and executive officers is set forth in the publicly filed documents of Union Street. Stockholders may obtain more detailed information regarding the direct and indirect interests of Union Street and its directors and executive officers in the acquisitions by reading the preliminary and definitive proxy statements regarding the acquisitions, which will be filed with the SEC.

STATEMENT OF OPERATIONS

For the Years Ended December 31

	Archway		Razor		Combined
	2007	2006	2007	2006	2007	2006
Revenue	$90,293,576	$78,671,113	$16,654,085	$12,136,376	$106,947,661	$90,807,489

Operating Expenses
Reimbursable freight	20,595,190	15,396,021	—	—	20,595,190	15,396,021
Payroll and related costs	35,425,910	34,082,629	10,362,271	7,923,323	45,788,181	42,005,952
Other operating costs	23,739,506	24,108,908	1,890,032	1,824,269	25,629,538	25,933,177
Depreciation and amortization	2,775,756	3,304,817	419,350	276,297	3,195,106	3,581,114
Restructuring activities	221,450	—	—	—	221,450	—

Operating income (loss)	7,535,764	1,778,738	3,982,432	2,112,487	11,518,196	3,891,225

Interest income (expense), net	(647)	50,955	(39,876)	(22,007)	(40,523)	28,948
Other income (expense), net	(39,539)	74,583	(11,173)	(21,711)	(50,712)	52,872

Net income (loss) before income taxes	7,495,578	1,904,276	3,931,383	2,068,769	11,426,961	3,973,045

Provision for income taxes	(2,017,027)	—	(370,536)	—	(2,387,563)	—

Net income (loss) from continuing operations	$5,478,551	$1,904,276	$3,560,847	$2,068,769	$9,039,398	$3,973,045

Historical Pro Forma Adjusted EBITDA and Pro Forma Cash Earnings Reconciliation

(in thousands)

	2007			2006
	Archway	Razor	Combined	Archway	Razor	Combined
Adjusted EBITDA and Pro Forma Adjusted EBITDA:
Net Income from Continuing Operations (GAAP measure)	$5,479	$3,561	$9,040	$1,904	$2,069	$3,973
Interest expense, net	1	40	41	(51)	22	(29)
Income tax expense	2,017	371	2,388	—	—	—
Stock compensation expense	109	—	109	39	—	39
Depreciation/Amortization	2,776	419	3,195	3,305	276	3,581
Loss on sale of assets	40	12	52	(75)	23	(52)

Adjusted EBITDA	10,422	4,403	14,825	5,122	2,390	7,512
Minority Interest	314	—	314	360	—	360

Pro Forma Adjusted EBITDA	$10,736	$4,403	$15,139	$5,482	$2,390	$7,872

Pro Forma Net Income and Proforma Cash Earnings:
Net Income from Continuing Operations (GAAP measure)	$5,479	$3,561	$9,040	$1,904	$2,069	$3,973
Pro Forma Adjustments
Interest expense (1)	(194)	(87)	(281)	(205)	(146)	(351)
Income taxes (2)	(995)	(1,129)	(2,124)	(818)	(750)	(1,568)
Stock compensation expense	109	—	109	39	—	39
Minority interest	314	—	314	360	—	360

Pro Forma Net Income	4,713	2,345	7,058	1,280	1,173	2,453

Cash Adjustments
Tax amortization benefit	1,539	729	2,268	1,539	729	2,268

Pro Forma Cash Earnings	$6,252	$3,074	$9,326	$2,819	$1,902	$4,721

(1)	Interest expenses assumes that there are zero conversions of Union Street common stock at closing and that pursuant to a Letter Agreement, dated February 26, 2008, Mr. Perfall purchases $3 million of Union Street common stock in the open market.
(2)	Income tax expense assumes a 39% effective tax rate.